EXHIBIT 11  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share data)
(unaudited)

                                                 Three Months         Nine Months
                                                 Ended June 30,      Ended June 30,
                                              -----------------   -------------------
                                                1996       1995      1996      1995
                                              --------   -------  --------   --------
PRIMARY
  Average shares outstanding                     5,702     5,594     5,672      5,537
  Net effect of dilutive stock options -
   based on the treasury stock method
   using average market price                      171       345       194        310
                                              --------   -------  --------   --------
     Total                                       5,873     5,939     5,866      5,847
                                              ========   =======  ========   ========
  Net income                                  $    103   $   803  $    388   $  2,826
                                              ========   =======  ========   ========
  Per share amount                            $   0.02   $  0.14  $   0.07   $   0.48
                                              ========   =======  ========   ========
FULLY DILUTED
  Average shares outstanding                     5,702     5,594     5,672      5,537
  Net effect of dilutive stock options -
   based on the treasury stock method
   using the year-end market price, if
   higher than average market price                171       360       194        358
                                              --------   -------  --------   --------
     Total                                       5,873     5,954     5,866      5,895
                                              ========   =======  ========   ========
  Net income                                  $    103   $   803  $    388   $  2,826
                                              ========   =======  ========   ========
  Per share amount                            $   0.02   $  0.13  $   0.07   $   0.48
                                              ========   =======  ========   ========


                                       1